SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934



                                  July 16, 2002
______________________________________________________________________________
                      (Date of earliest event reported)


                           Commonwealth Bancorp, Inc.
______________________________________________________________________________
             (Exact name of registrant as specified in its charter)


       Pennsylvania                  0-27942                   23-2828883
______________________________________________________________________________
(State or other jurisdiction  (Commission File Number)   (IRS Employer
  of incorporation)                                        Identification No.)



2 West Lafayette Street, Norristown, Pennsylvania                 19401
______________________________________________________________________________
(Address of principal executive offices)                       (Zip Code)


                                (610) 313-1600
______________________________________________________________________________
             (Registrant's telephone number, including area code)



                                Not Applicable
______________________________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)


Item 5.  Other Events

    On July 17, 2002, Commonwealth Bancorp, Inc. reported earnings per common share of $0.51 on a diluted basis for the second quarter of 2002 compared to earnings of $0.38 per common share on a diluted basis for the second quarter 2001. Net income was $5.1 million for the second quarter of 2002 compared to $4.1 million for the second quarter of 2001. For the six months ended June 30, 2002, net income was $9.4 million, or $0.93 per common share on a diluted basis compared to net income of $5.4 million, or $0.50 per common share on a diluted basis, for the six months ended June 30, 2001. For additional information, reference is made to the Press Release, dated July 16, 2002, which is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

    (a)  Financial Statements.

         Not Applicable.

    (b)  Pro Forma Financial Information.

         Not Applicable

    (c)  Exhibits:

         99        Press Release, dated July 16, 2002















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                                 SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 COMMONWEALTH BANCORP, INC.



Date: July 17, 2002              By:  /s/Charles M. Johnston
                                      ------------------------
                                      Charles M. Johnston
                                      Chief Financial Officer



















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